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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   December 2, 1999
                                                         ------------------


                                  KNOLL, INC.

   A Delaware Corporation     Commission File No.      I.R.S. Employer No.
                                   001-12907               13-3873847

                               1235 Water Street
                           East Greenville, PA 18041
                        Telephone Number (215) 679-7991


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Item 5.  Other Events
---------------------

On December 2, 1999, Knoll, Inc. issued a press release announcing the promotion of Andrew B. Cogan to chief operating officer and Kathleen G. Bradley to president. The press release was as follows:


Knoll, Inc. Announces Management Changes
----------------------------------------

EAST GREENVILLE, PA -- December 2, 1999 -- Knoll, Inc., the global office furnishings manufacturer, announced the promotion of two senior managers. Effective immediately, Andrew B. Cogan is chief operating officer and Kathleen G. Bradley is president. John H. Lynch, the company's chief executive officer, made the announcement.

"Andrew and Kass are very deserving of these promotions," said Mr. Lynch.
"They have the respect and admiration of every Knoll associate and dealer, and their contributions to the company are immeasurable. Together, Andrew and Kass will lead Knoll into the next century."

In his new role as chief operating officer of Knoll, Mr. Cogan will be responsible for the company's financial structure. He will also oversee marketing, design, product development and will assist Mr. Lynch in strategic planning.

Since joining Knoll in 1989, Mr. Cogan has held various positions in the design and marketing departments. He most recently served as executive vice president for marketing and product development.

In her new capacity as president, Ms. Bradley will lead sales, distribution, and customer resources and human resources. She began her career at Knoll in 1979 and has held several senior level positions in sales management. Prior to today's announcement, Ms. Bradley was executive vice president of sales, distribution and customer resources.

                                    # # # #

Contact:  Coco Kim 212 343-4009


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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               KNOLL, INC.


Date:  December 10, 1999                       By:  /s/ Douglas J. Purdom
                                                   --------------------------
                                                    Douglas J. Purdom
                                                    Senior Vice President and
                                                    Chief Financial Officer


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